EXHIBIT 10.22

Contract Reference Number:  4701

[LOGO APPEARS HERE]

This offer is voidable by Global Crossing if not signed by Customer and returned to Global Crossing by November 30, 2002.

AMENDMENT NO. 2 TO AGREEMENT FOR RETAIL UNITED STATES SERVICES

This is an Amendment to the Retail Competitive Services Agreement (“Agreement”) between Global Crossing Telecommunications, Inc., located at 30300 Telegraph Road, Bingham Farms, MI 48025-4510 (“Global Crossing”) and Callwave located at 136 West Canon Perdido Street, Santa Barbara, California 93101 (the “Customer”):

1. Except as otherwise stated, capitalized terms used herein shall have the same meaning as set forth in the Agreement.

2. Customer agrees that the Initial Term of this Agreement shall be extended 12 months such that the new contract end date shall be October 2003. The effective dates of the Agreement and of other contemporaneously executed documents between the Parties are confirmed to be October 2000.

3. Global Crossing and Customer agree that pricing as is reflected in the Initial Agreement shall remain the same. Customer agrees to make this Amendment part of the Agreement.

4. The Monthly Minimum Charge under the Agreement shall remain the same.

5. The remainder of the Agreement and any other modifications thereto executed in writing between the Parties are not modified by this Amendment and remain in full force and effect.

6. This Amendment is binding on Global Crossing only on the date that it is signed by the executive who has authority for special pricing within Global Crossing’s Business Services Division corporate staff.

Callwave		Global Crossing Telecommunications, Inc.

By:	/s/ David S. Trandal	By:	/s/ Scott Henry
Printed Name: David S. Trandal		Printed Name: Scott Henry
Title:	Vice-President Operations	Title:	Manager Special Pricing
Date:	10/29/02	Date:	11/5/02

Account Number: 0204134161